Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 27, 2013 relating to the financial statements, which appears in the Knowles Corporation’s Registration Statement on Form 10, Amendment No. 5, dated February 6, 2014.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 3, 2014